UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 20, 2018 (April 19, 2018)

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 N. Sam Houston Parkway E

Suite 1200

Houston, Texas 77060

(Address of Principal Executive Offices) (Zip Code)

281-876-0120

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on April 12, 2017, Ultra Resources, Inc. (“Ultra Resources”), the borrower and a subsidiary of Ultra Petroleum Corp. (the “Company”), entered into a certain Credit Agreement dated April 12, 2017 (the “Credit Agreement”) with Bank of Montreal, as administrative agent (the “Agent”), and the other lenders party thereto (collectively, the “Lenders”).

On April 19, 2018, Ultra Resources entered into a certain Second Amendment to Credit Agreement (the “Second Amendment”) with the Agent and the Lenders party thereto pursuant to which, among other matters, the Borrowing Base (as that term is defined in the Credit Agreement) was reaffirmed at $1.4 billion and the Company agreed to enter into and/or maintain hedges of notional volumes equivalent to specified percentages of the Company’s proved developed producing reserves from time to time through the period ending March 30, 2020.

The Second Amendment also amends the Consolidated Net Leverage Ratio in the financial covenants portion of the Credit Agreement. The changes to the Consolidated Net Leverage Ratio provide that: (i) during the period beginning on the last day of the fiscal quarter ending June 30, 2018 and ending on the last day of the fiscal quarter ending June 30, 2019, the Company will not permit the Consolidated Leverage Ratio to exceed 4.50 to 1.00; (ii) during the period beginning on the last day of the fiscal quarter ending September 30, 2019 and ending on the last day of the fiscal quarter ending December 31, 2019, the Company will not permit the Consolidated Leverage Ratio to exceed 4.25 to 1.00; and (iii) beginning on the last day of the fiscal quarter ending March 31, 2020, the Company will not permit the Consolidated Leverage Ratio to exceed 4.0 to 1.0.

The Second Amendment also amends the definition of the term “Applicable Margin” as such term is used in the Credit Agreement. The changes to the term “Applicable Margin” provide if borrowings are outstanding during a period that the Company’s Consolidated Net Leverage Ratio (as that term is defined in the Credit Agreement) exceeds 4.0 to 1.0 at the end of any fiscal quarter, the interest rate on such borrowings shall be at a per annum rate that is 0.25% higher than the rate that would otherwise apply.

The Company paid a fee to each consenting Lender equal to 0.15% of such Lender’s commitment under the Credit Agreement.  The total fee paid to the Lenders was $637,500.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 19, 2018, the Company issued a press release, which is attached as Exhibit 99.1 hereto, announcing, among other things, the entry into the Second Amendment and 2018 production results for the first quarter of 2018.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Credit Agreement dated April 19, 2018, by and among Ultra Resources, Inc. as a Borrower, Bank of Montreal as Administrative Agent for the Lenders, and each of the Lenders party thereto.

99.1	Press Release, dated April 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

April 20, 2018	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Vice President and General Counsel